UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
SCHEDULE 14A	Estimated average burden hours per response... 14

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

THERAGENICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

SEC 1913 (04-05) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

THERAGENICS CORPORATION®
5203 BRISTOL INDUSTRIAL WAY
BUFORD, GEORGIA 30518

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (the “Company”) to be held at 9:00 A.M., Central Time, on Thursday, May 15, 2008, at Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201, for the purpose of electing two directors and ratifying the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the current year. The Company recommends that the stockholders re-elect the directors nominated and ratify the appointment of Dixon Hughes PLLC.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 15, 2008

This proxy statement and a copy of the Company’s Annual Report on Form 10-K are available at www.theragenics.com. For information regarding attending the stockholders’ meeting and voting in person, please see the legend below.

The Board of Directors has fixed the close of business on March 17, 2008, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

Sincerely,

Bruce W. Smith,
Secretary

Buford, Georgia
March 31, 2008

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

A TICKET MUST BE PRESENTED TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 15, 2008.

THERAGENICS CORPORATION®
5203 Bristol Industrial Way
Buford, Georgia 30518

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 2008, at the Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201, at 9:00 A.M., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 17, 2008, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company’s offices at 5203 Bristol Industrial Way, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the proxy is signed and returned but no direction is specified therein, it will be voted FOR the election of the nominees named therein and the ratification of the appointment of Dixon Hughes PLLC as our independent registered public accounting firm.

You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 15, 2008.

If you plan to attend the Annual Meeting of Stockholders in person and your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date, March 17, 2008. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request Form to the Company to receive an admission ticket.

The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Directors, officers and employees of the Company, who will not be specially compensated for such services, may make solicitation of proxies by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 2, 2008.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

As of March 17, 2008, there were 33,402,171 shares of Common Stock, par value $.01 per share (“Common Stock”) outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any other proposal at the Annual Meeting.

The following table sets forth the ownership of the Company’s Common Stock as of March 17, 2008, by:

•	each of the Company’s directors and executive officers, including the named executive officers appearing in the Summary Compensation Table under “Executive Compensation and Related Matters;” and

•	all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Unless otherwise indicated, the address for each person listed is c/o Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock Outstanding(2)
FMR LLC (3)	3,153,920	(4)	9.4%
Dimensional Fund Advisors LP (5)	2,819,273	(6)	8.4%
Healthinvest Partners AB (7)	2,409,679	(8)	7.2%
Patrick J. Ferguson	1,274,583	(9)	3.8%
M. Christine Jacobs	694,156	(10)	2.1%
Bruce W. Smith	265,198	(11)	*
Peter A.A. Saunders	135,000	(12)	*
John V. Herndon	123,817	(13)	*
Francis J. Tarallo	96,761	(14)	*
R. Michael O’Bannon, Ph.D.	86,287	(15)	*
Luther T. Griffith	29,590	(16)	*
Michael Lang	13,000	(17)	*
C. David Moody, Jr.	4,152	(18)	*
All Directors and Officers as a Group (ten persons)	2,722,544	(19)	7.9%

*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.

(2)
The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.

(3)	82 Devonshire Street, Boston, Massachusetts 02109.

(4)
Beneficial ownership as of December 31, 2007 as reported by FMR LLC, amending the statement on Schedule 13G previously filed by FMR Corp., the predecessor of FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 3,153,920 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 3,153,920 shares of the Common Stock outstanding. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity,  and  the funds each has sole power to dispose of the 3,153,920 shares owned by  the  Funds.  Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(5)	1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6)
Beneficial ownership as of December 31, 2007 as reported on a Schedule 13G filed with the Commission on February 6, 2008. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(7)	Arsenalsgatan 4, SE-111 47 Stockholm, Sweden.

(8)	Beneficial ownership as reported on Schedule 13G/A filed with the Commission on February 14, 2008. All shares beneficially owned with voting and investment power.

(9)
Includes 1,241,333 shares held by Mr. Ferguson and his wife as joint tenants with right of survivorship. Mr. and Mrs. Ferguson have full voting power with respect to these securities. Also includes 7,250 shares purchasable by Mr. Ferguson within 60 days upon exercise of options and 22,750 restricted stock shares subject to forfeiture at various dates before February 19, 2012.

(10)	Includes 376,750 shares purchasable by Ms. Jacobs within 60 days upon exercise of options and 60,750 restricted stock shares subject to forfeiture at various dates before February 19, 2012.

(11)	Includes 77,250 shares purchasable by Mr. Smith within 60 days upon exercise of options and 22,750 restricted stock shares subject to forfeiture at various dates before February 19, 2012.

(12)	Includes 96,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options and 10,000 restricted stock shares subject to forfeiture at various dates before May 17, 2010.

(13)	Includes 96,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options and 10,000 restricted stock shares subject to forfeiture at various dates before May 17, 2010.

(14)	Includes 46,700 shares purchasable by Mr. Tarallo within 60 days upon exercise of options and 24,500 restricted stock shares subject to forfeiture at various dates before February 19, 2012.

(15)	Includes 49,000 shares purchasable by Dr. O’Bannon within 60 days upon exercise of options and 12,250 restricted stock shares subject to forfeiture at various dates before February 19, 2012.

(16)	Includes 8,334 restricted stock shares subject to forfeiture at various dates before May 17, 2010.

(17)	Represents 13,000 restricted stock shares subject to forfeiture at various dates before February 19, 2012.

(18)	Represents 4,152 restricted stock shares subject to forfeiture at various dates before May 17, 2010.

(19)
Includes 748,950 shares purchasable by all Executive Officers and Directors as a group within 60 days upon exercise of options and 188,486 restricted stock shares subject to forfeiture at various dates before February 19, 2012.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTOR

The Corporate Governance Committee has selected, and the Board of Directors will cause to be nominated at the meeting, John V. Herndon and Peter A.A. Saunders, for re-election as Class I Directors to serve until the Annual Meeting of Stockholders in 2011 or until their successors shall have been elected and qualified.

The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with one class of Directors elected each year for a three-year term. The total number of Directors currently authorized is eight. The Corporate Governance Committee and Board of Directors have selected two nominees for nomination at the Annual Meeting. Immediately following the Annual Meeting, it is expected that there will be three vacancies on the Board. In accordance with applicable law and the Company’s bylaws, the Board of Directors may fill the vacancies on the Board. The Corporate Governance Committee may identify and evaluate Director candidates to fill the vacancies on the Board at a later date and the Board may fill the vacancies, or the Board may elect to reduce the size of the Board. The rules of the Securities and Exchange Commission provide that proxies for the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named.

Provided that a quorum of stockholders is present at the meeting in person or by proxy, the Director nominees will be elected by a plurality of the votes cast at the meeting. Abstentions and “broker non-votes” will have no effect on the election of the Directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders either nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

The Directors and Director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company:

Class I Director Nominees (current term expires in 2008)
John V. Herndon Director since 1987 Age: 67
Mr. Herndon joined the Company in April 1987, as Executive Vice President and in July 1989, was appointed President, Chief Executive Officer and Chairman of the Board of Directors of the Company. In August 1993, Mr. Herndon relinquished his role as Chief Executive Officer while retaining his position as Chairman of the Board of Directors of the Company. Mr. Herndon stepped down as Chairman of the Board in December 1994, and currently serves as a Director and Advisor to the Chief Executive Officer.

Peter A.A. Saunders, F.R.S.A. (Fellow of Royal Society of Arts) Director since 1989 Age: 66
Prior to his retirement in 1999, Mr. Saunders was Owner/Chairman of PASS Consultants from 1988 to 1997, a marketing and business consultancy company based in the United Kingdom. From 1992 to 1994 he served as managing director of United Artists Communications (London-U.K.) Ltd. and from 1972 to 1988 Mr. Saunders held various senior executive and managing directorship positions with Allders Department Stores in the U.K. From 1993 to 1998 Mr. Saunders was a non-executive business director of Mayday University Hospital, a 700-bed hospital in London.

Class II Directors (term to expire in 2009)
Luther T. Griffith Director since August 2006 Age 55
Since 1994, Mr. Griffith has been President of Griffith Resources, Inc., which provides consulting and capital resources to small business in the process of change. Mr. Griffith has served as a director of Lifecore Biomedical, Inc., a NASDAQ-listed manufacturer of biomaterials and medical devices since 2004, where he currently serves as Chairman of the Audit Committee and serves on the Governance and Nominating Committee.

C. David Moody, Jr. Director since November 2007 Age 51
Mr. Moody is President and Chief Executive Officer of C. D. Moody Construction Company, a commercial construction firm which Mr. Moody founded in 1988. Since 2000, Mr. Moody has also served as a director of Citizens Bancshares Corporation, a bank holding company traded on the Nasdaq Bulletin Board, where he is a member of the Loan Committee, a member of the Executive Committee and Chairman of the Asset and Liability Committee.

Class III Director (term to expire in 2010)
M. Christine Jacobs Director since 1992 Age: 57
Since 1992, Ms. Jacobs has been President and Chief Operating Officer of the Company, and in August 1993, Ms. Jacobs was promoted to the position of Chief Executive Officer while retaining the position of President. In 1997 Ms. Jacobs was elected Co-Chairman and in 1998 she was elected Chairman. She served as Chairman from 1998 to 2005, and from 2007 to present. Ms. Jacobs is also a member of the Board of Directors of McKesson Corporation, a NYSE company (ticker symbol, MCK) and serves on its Compensation and Governance Committees. Ms. Jacobs also sits on the Boards of The Georgia State University Foundation, the Georgia Aquarium, the Board of Councilors of the Carter Center in Atlanta, the American Council for Capital Formation and Friends of Centers for Disease Control and Prevention.

Information on Committees of the Board of Directors and Meetings

The Board of Directors held five meetings during 2007. All incumbent Directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings held by all committees of the Board of Directors on which they served. The Company encourages members of the Board of Directors to attend the annual meeting of stockholders. All Directors then in office attended the Annual Meeting held in 2007.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All members of the Audit, Compensation and Governance committees must be independent directors as defined by the Board’s Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than directors’ compensation.  The  Board  of  Directors has affirmatively determined that each of the members of the  Audit  Committee,  Compensation  Committee and

Corporate Governance Committee meets the Board’s Corporate Governance Guidelines for independence and that the members of the Audit Committee meet the separate SEC independence requirements.

The Audit Committee met ten times during 2007. The Audit Committee’s responsibilities include the selection of the Company’s independent auditors; maintaining direct lines of communication between the Board of Directors, the independent auditors and the Company’s financial management; monitoring the adequacy and effectiveness of the external audit function and the financial management of the Company; and assessing and monitoring the control environment and reporting to stockholders. The responsibilities of the Audit Committee are more fully described in its charter. Each of the members of the Audit Committee, whose members are Mr. Griffith, who serves as Chair, Mr. Moody, and Mr. Saunders, is financially literate, as required of Audit Committee members by the New York Stock Exchange. The Board of Directors has determined that Mr. Griffith is an “Audit Committee Financial Expert.”

The Compensation Committee met five times during 2007. The Compensation Committee’s responsibilities include making recommendations to the independent Directors of the Board concerning remuneration of the Company’s Executive Officers and Directors, including incentive-based and equity-based compensation plans. The Committee also reviews the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement. The responsibilities of the Compensation Committee are more fully described in its charter. The Compensation Committee is composed of Mr. Saunders, who serves as Chair, Mr. Griffith and Mr. Moody.

The Corporate Governance Committee met four times during 2007. The Corporate Governance Committee’s responsibilities include overseeing the evaluation of the Board and Management of the Company, recommending to the Board which Directors should be selected to serve on the Board’s committees as well as which individual Directors should serve as Chair of each Committee, and recommending to the Board the Director nominees for the next annual stockholders’ meeting. The responsibilities of the Corporate Governance Committee are more fully described in its charter. The Corporate Governance Committee is composed of Mr. Moody, who serves as Chair, Mr. Griffith and Mr. Saunders. The process for identifying and evaluating nominees to the Board of Directors is initiated by applying the criteria set forth in the Company’s Corporate Governance Guidelines to identify potential candidates who have the specific qualities or skills being sought, based on input from members of the Committee and the Board of Directors. Nominees for Director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to Director duties, among other criteria set forth in the Corporate Governance Guidelines.

The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. In order to be considered by the Corporate Governance Committee, any such nominations should be submitted to the Corporate Governance Committee c/o the Secretary of the Company at least 120 days before the first anniversary date of the Annual Meeting for the prior year, and accompanied by the information described under “Stockholder Proposals” below.

Director Independence

Under the current corporate governance listing standards of the New York Stock Exchange (“NYSE”), a majority of the members of the Company’s Board of Directors must be “independent” within the meaning of the rules of the NYSE. The Board has adopted categorical standards for independence that meet and go beyond the NYSE criteria. The Board’s categorical standards for independence are included in the Company’s Corporate Governance Guidelines which are available on the Company’s website at www.theragenics.com. The Board of Directors has affirmatively determined that Mr. Griffith, Mr. Moody and Mr. Saunders are independent within the meaning of the Company’s Corporate Governance Guidelines.

Each of Dr. Orwin Carter, Ms. Judy Starkey, and Dr. Otis Brawley served as directors of the Company during the 2007 fiscal year. Dr. Orwin Carter completed his term as a director on May 17, 2007. Ms. Judy Starkey resigned as a director effective December 31, 2007, and Dr. Otis Brawley resigned as a director on January 15, 2008. The Board of Directors has affirmatively determined that Dr. Carter, Ms. Starkey and Dr. Brawley were independent within the meaning of the Company’s Corporate Governance Guidelines.

Executive Sessions of Independent Directors

The independent directors meet at least once annually. The Chair of the Governance Committee, or an independent director appointed at the time of the meeting, chairs this meeting.

Communicating with the Directors

Stockholders and other interested parties may contact Directors of the Company by writing to them at the Company’s headquarters: Attn: (Director(s) Name) — C/O Corporate Secretary, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, or by contacting them through the Company’s website at www.theragenics.com. Communications should clearly indicate whether they are intended for the full Board of Directors, non-management Directors, or a specific Director. The Corporate Secretary will ensure that any such correspondence reaches the intended Director(s). This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner.

Compensation Committee Interlocks and Insider Participation

During 2007 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Corporate Governance Materials

The Company’s Corporate Governance Guidelines, Code of Business Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers and the charters of the Company’s Compensation Committee, Corporate Governance Committee and Audit Committee are available at the Company’s website at www.theragenics.com. These materials are also available without charge upon request directed to Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for executive officers identified in the Summary Compensation Table (“Named Executive Officers”).

General Philosophy. Theragenics compensates its executive management through a mix of base salary, short-term incentive cash bonuses and long-term incentive compensation. The Compensation Committee of the Board of Directors has the responsibility for establishing and implementing the Company’s compensation philosophy under the supervision of the Board of Directors. Recognizing the highly competitive nature of our industries and the highly competitive market for exceptional management talent, it is the Compensation Committee’s objective to offer competitive compensation packages that serve to both attract and retain high caliber executives.

The short-term incentive cash bonus and long-term incentive compensation have been structured to accomplish the Compensation Committee’s philosophy that a significant portion of the Named Executive Officer’s pay should be “at risk” based on performance. Our compensation packages are designed to be competitive with the median of compensation for comparable employers as it relates to both base salary and total compensation.

Our compensation setting process consists of evaluating base salaries against those existing for comparable employers and recognizing relative strengths of the particular executive as it relates to the value associated with that individual’s specific industry expertise, specific networks and particular knowledge of the peculiarities of Theragenics’ businesses and history. Many of these relative strengths are the direct result of a Named Executive Officer’s longevity with Theragenics or within the industries in which we operate.

Short-term and long-term incentive compensation are combined with base salary and the total is evaluated against like numbers existing for comparable employers. A market survey of comparable employers has been performed and is expected to be performed periodically. In years where a market survey is not performed, salary adjustments for executives for the upcoming year have been based in part on broad-based general market data provided by the Compensation Committee’s independent compensation consultant in order to supplement the most recent market survey of comparable employers.

Short-term incentive compensation is designed to reward performance through tying awards primarily to: consolidated or segment-based revenue; consolidated earnings per share (“EPS”), segment-based operating income, and/or consolidated or segment-based earnings before interest, taxes, depreciation and amortization (“EBITDA”) objectives and; specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to the Company’s current or long-term performance. Long-term incentive compensation is designed to reward company-wide performance by tying awards to achievement of three-year cumulative revenue, earnings per share and/or EBITDA targets established at the beginning of each three-year performance cycle.

Performance. The Compensation Committee believes that the compensation of its executives should be viewed in the context of its strategic, financial, and operational results and achievements since the implementation of the Company’s 2005 restructuring. The Company’s revenue has grown from $33.3 million in 2004 to $62.2 million in 2007, an increase of 87%. The 2007 revenue of $62.2 million was the highest annual revenue in the Company’s 26 year history. Just as important, the Company has diversified its revenue base. As recently as May 2005, 100% of our revenue was generated solely from our brachytherapy business. In 2007, nearly half of our revenue was generated from our surgical products business. Profitability has also improved significantly. In 2004 we incurred operating losses of $8.0 million. Operating income in 2007 was $7.3 million, an improvement of $15.3 million since 2004, and our highest annual operating income since 2002. Cash flow from operations has also improved from $126,000 in 2004 to $17.0 million in 2007.

As more fully described in our 2007 Form 10-K, we achieved these improvements in financial performance through a number of avenues. In 2005 we restructured the brachytherapy business, returning that business to profitability and strong cash flow. Since 2003, we have led the effort to obtain delays in potentially damaging changes to Medicare reimbursement for brachytherapy products. These delays to protect brachytherapy have taken the form of three Congressional  actions,   including  two in the last two years.  We took the first steps in diversifying our Company by acquiring CP Medical Corporation in

2005 and Galt Medical Corp. in 2006. Diversification through these two acquisitions has driven our revenue growth. These accomplishments have come under the leadership of our executive management team, assembled and led by Ms. Jacobs, our Chairman and Chief Executive Officer. Ms. Jacobs and the executive management team have strategically focused Theragenics on maintaining leadership in the brachytherapy industry, organic growth through product and market development in our surgical products business, continued diversification through acquisitions, and quality earnings and cash flows. The execution of this strategic focus has provided the foundation for the improvements in performance and the accomplishments discussed above.

Targeting Overall Compensation. In 2004 the Compensation Committee of Theragenics’ Board of Directors engaged Compensation Strategies, an experienced provider of executive and director compensation consulting services, to assist the Committee in carrying out its responsibilities with respect to executive compensation. In May 2004, the Compensation Committee approved a group of companies that had been proposed by Compensation Strategies for use in reviewing executive pay, outside director compensation, and levels of performance among similar companies. This group of companies was selected based on the companies’ comparable business areas; revenue sizes that, in the composite, are similar to Theragenics’; and seemingly market “representative” pay practices. As many as practical of the small universe of direct competitors of Theragenics have been included in the compensation peer group. The original compensation peer group included the following companies as of February 2007: ArQule, Inc.; Cell Genesys, Inc.; Corixa Corporation (since acquired by GlaxoSmithKline and removed from the group); Digene Corporation; Hybridon, Inc (which has changed its name to Idera Pharmaceuticals Inc.); ILEX Oncology, Inc. (since acquired by Genzyme Corporation and removed from the group); Medarex, Inc.; Mentor Corporation (a direct competitor prior to selling their brachytherapy business to Coloplast); Myriad Genetics, Inc.; Neogen Corporation; North American Scientific Inc. (a direct competitor); Novoste Corporation; Nuvelo, Inc.; OSI Pharmaceutical, Inc.; Oscient Pharmaceuticals Corporation; Protein Design Labs, Inc.; Quidel Corporation; Synovis Life Technologies, Inc.; Third Wave Technologies, Inc.; Transkaryotic Therapies, Inc. (since acquired by Shire Pharmaceuticals and removed from the group); XOMA Ltd.; and Zymogenetics, Inc. The compensation peer group was used by Compensation Strategies to establish benchmarks for compensation for 2005. To update these benchmarks for 2006 and 2007, Compensation Strategies applied an annual growth factor derived from broad-based surveys and made additional adjustments to reflect the growth and diversification of the Company’s business.

In May 2007, the Compensation Committee recognized that with the successful diversification of our business, including the acquisitions of CP Medical and Galt Medical, the Company’s business had changed significantly over the previous 18 months. The Committee determined that consideration of a new peer group was appropriate. The Committee discussed the factors they would like to see in a peer group and agreed that the best proxies to be used in establishing a peer group were medical products companies with revenues and market capitalization similar to the Company. To a lesser extent companies with similar profits, cash flow, EBITDA, growth and product lines could also be used to establish a peer group. The Committee asked Management to work with Compensation Strategies to develop an appropriate peer group based on the previously mentioned metrics. In August 2007, Compensation Strategies provided and the Committee approved a compensation peer group which consists of the following companies: Greatbatch, Inc.; Ev3 Inc.; ICU Medical; FoxHollow Technologies, Inc. (since acquired by Ev3 Inc. and removed from the group); TomoTherapy Incorporated; Cardiac Science Corporation; AngioDynamics, Inc.; The Spectranetics Corporation; Kensey Nash Corporation; Micrus Endovascular Corporation; Synovis Life Technologies, Inc.; Vascular Solutions, Inc.; ATS Medical, Inc.; AtriCure, Inc.; Tutogen Medical, Inc.; North American Scientific Inc.; Derma Sciences, Inc.; NMT Medical, Inc.; and Anika Therapeutics, Inc. This new peer group was used by Compensation Strategies to establish compensation benchmarks for 2008.

Base Salaries. Applying the 2007 benchmark analysis, Compensation Strategies initially calculated a median or 50th percentile base salary for each position that satisfied the Compensation Committee’s desire to target Named Executive Officer compensation at the median of compensation for comparable employers. The Compensation Committee, with the assistance of Compensation Strategies, established salary ranges around the mid-point reflecting  the  Committee’s  subjective evaluation of individual performance and importance to the Company going forward.  Based on  a combination  of performance factors, including the CEO’s successful diversification of our business, her success in continuing to protect reimbursement for brachytherapy, her recognition by our industry as an industry expert and as a staunch, vocal, visible and preeminent supporter of the practice of brachytherapy and the relative performance of our stock price in recent years, the Compensation Committee approved establishing the CEO’s base salary at $511,500 for 2007, very close to the 50th percentile level in the 2007 benchmark analysis.

The Compensation Committee followed a similar process with respect to compensation for the remainder of the Named Executive Officers by establishing a salary continuum reflecting ranges established around the 50th percentile indicated in the 2007 benchmark analysis. However, one difference in the process related to the other executive officers was the integral involvement of the CEO by recommending to the Compensation Committee where each Named Executive Officer’s compensation should fall on the salary continuum that was developed for that executive’s particular position.

Beginning in 2005, the Compensation Committee determined to move the compensation of the Named Executive Officers toward the 50th percentile. Previous compensation practices paid this group of executives well below the 50th percentile. Although a Named Executive Officer may merit a salary at median, the Compensation Committee desires to see a more gradual increase toward the 50th percentile. This has resulted in 2007 compensation for non-CEO Named Executive Officers being below that which might have been expected if the existing compensation philosophy had been in place for a longer period of time.

Allocation among Components. Under our compensation structure, the mix of base salary and short-term incentive compensation varies depending on the Named Executive Officer’s level. For the CEO, short-term incentive compensation is targeted at 50% of base salary but can range from 0% to 100% of base salary based on performance. For all other Named Executive Officers, short-term incentive compensation is targeted at 35% of base salary but can range from 0% to 70% of base salary based on performance. For 2007, long-term incentive compensation for all executives was designed to be at approximately the 40th percentile of the market for comparable companies (as determined by Compensation Strategies) when targeted performance is achieved. For 2008, long-term incentive compensation for all executives is designed to be approximately at the 50th percentile of market (as determined by Compensation Strategies) when targeted performance is achieved.

Short-term Incentive Compensation. For 2007, our Named Executive Officers were eligible to earn cash short-term incentive compensation based upon performance objectives recommended by the Compensation Committee and approved by our Board of Directors. The 2007 performance goals for our Named Executive Officers include consolidated and segment-based revenue goals, EPS/operating income goals and specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to the Company’s current or long-term performance. For 2008, the short-term performance awards for our Named Executive Officers will be based on three components. One component will be based on achievement of financial performance for the year, including consolidated and segment-based revenue goals, and consolidated and segment-based EBITDA goals. The second component will be based on specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to the Company’s current or long-term performance. The third component of the 2008 short-term performance awards will be based on the discretion of the Compensation Committee. In 2007 and 2008, financial goals are either based on consolidated results or a combination of consolidated results and segment-based results, all depending on the Named Executive Officer. The CEO’s financial goals are based solely on consolidated results. We believe that the achievement of these goals is in the best interests of our stockholders.

For 2007, short-term incentive compensation was split with 35% dependent on achieving revenue based objectives, 35% dependent on achieving EPS/operating income based objectives and 30% dependent on achieving individual goals. For 2008, short-term incentive compensation is split with approximately 15% of the bonus opportunity dependent on achieving revenue based objectives; approximately 15% of the bonus opportunity dependent on achieving EBITDA based objectives; approximately 30% to 35% dependent on achieving individual performance goals; and approximately 35% to 40% subject to the discretion of the Compensation Committee. Revenue, EPS/operating income, and EBITDA targets are taken from the Company’s annual operating budget for the year, which has been reviewed and approved by Theragenics’ Board of Directors. These operating budget numbers represent what the Board believes to be a realistically achievable result when the Theragenics’ strategic business plan is well executed within the current industry business climate. Threshold goals for revenue, EPS/operating income, and EBITDA represent the minimally acceptable financial results in order for a Named Executive Officer to receive any portion of the short-term incentive compensation based on these financial metrics. Achievement of threshold amounts on financial metrics pays out at 60% of the targeted short-term incentive compensation allocated to these metrics. Maximum goals related to financial metrics represent attainable financial results. But achievement of maximum goals will require results significantly above those thought to be reasonably achievable under Theragenics business plan given the current business climate. Achievement of all individual goals would result in a maximum award amount in the individual goal category. A maximum award within the discretionary category is dependent on the discretion of the Compensation Committee. Achievement of maximum amounts pay out at 200% of the targeted short-term compensation. Performance falling between Threshold and Target or Target and Maximum for financial goals are interpolated to arrive at the percent of base salary award earned. Individual goal awards are based on the number of goals accomplished and the award percentage associated with the accomplished goals. Discretionary awards are based on the discretion of the Compensation Committee.

The Compensation Committee retains additional discretionary authority to supplement short-term incentive awards above and beyond the awards described above and has done so in cases where individuals have recorded accomplishments important to the Company in addition to those contemplated when goals for the year were set.

In February 2008, the Compensation Committee met to review the Named Executive Officers performance against their short-term objectives for 2007. Consolidated revenue was near target, resulting in revenue based bonuses of 15% for Ms. Jacobs, and 10% for Mssrs. Tarallo, Smith and O’Bannon (percentages represent percentage of base salary). Mr. Ferguson’s revenue based bonus was allocated between consolidated revenue and segment based revenue. Segment based revenue was between threshold and target. As a result, Mr. Ferguson received a bonus of 5% for the consolidated revenue metric and 5% for the segment based revenue metric. As a result of the Company’s focus on cost reduction and containment in the brachytherapy business, as well as its successful actions in securing positive reimbursement, actual EPS results exceeded the maximum goal set. This resulted in EPS based bonuses of 35% for Ms. Jacobs, and 25% for Mssrs. Tarallo, Smith and O’Bannon. Mr. Ferguson’s profit-based bonus was allocated between EPS and segment-based operating income. Segment-based operating income did not meet the threshold. As a result, Mr. Ferguson received a bonus of 12% for the EPS metric and he did not receive a bonus for the segment-based operating income metric. The Named Executive Officers were in general very successful in achieving their specific individual goals. The CEO received a bonus of 22% of base salary for accomplishment of her individual goals, with the remaining Named Executive Officers accomplishments against their individual goals resulting in the receipt of individual goal bonuses ranging from 6% to 15% of base salary.

A summary of 2007 short-term incentive compensation approved and paid in February 2008 to the Named Executive Officers follows:

Executive Officer	Based on revenue goals	Based on EPS/Operating income goals	Based on individual goals	Total
M. Christine Jacobs	$69,829	$165,025	$102,551	$337,405
Francis J. Tarallo	27,481	64,925	39,750	132,156
Bruce W. Smith	27,999	66,150	16,200	110,349
Patrick J. Ferguson	24,227	29,645	36,300	90,172
R. Michael O’Bannon	21,051	49,735	25,375	96,161

In addition, discretionary bonuses were approved in recognition of significant contributions to the Company and accomplishments during 2007 beyond those contemplated in the 2007 Short-Term Incentive Program for certain officers, including: $35,000 for Ms. Jacobs for her significant efforts and contributions in protecting Medicare reimbursement levels for prostate brachytherapy; $30,000 for Mr. Tarallo for his additional responsibilities as President of the brachytherapy business; $20,000 for Mr. Smith for his contributions in support of the brachytherapy business and establishing a strategic acquisition framework; and $17,000 for Mr. Ferguson for his contributions in creating the framework for growth in the Company’s surgical products business.

Long-term Incentive Compensation. It is the purpose of this component of compensation to provide a long-term benefit to the Named Executive Officer and through a staggered vesting schedule to create both a retention incentive and to closely tie an executive benefit to stock price appreciation. Equity has been and continues to be a substantial component in our long-term incentive compensation. In determining the amount of awards under the long-term incentive compensation program, the Compensation Committee considers both the anticipated cost of programs to the Company as well as how the awards will compare to long-term incentive compensation practices at comparable companies.

In 2007, the Compensation Committee revised its long-term incentive program in an effort to better support Company initiatives and retain and motivate executives. Upon reviewing the 2006 and prior awards, the Compensation Committee felt that the existing program of granting performance rights as the sole long-term incentive, which were calculated by Compensation Strategies to be at approximately the 25th percentile of market (based upon updated information available in late 2006 and early 2007), was not adequately competitive. The Compensation Committee, with the assistance of Compensation Strategies, looked at awards at various percentiles of market and the anticipated costs associated with each. The Committee decided to target long-term incentive awards at the 40th percentile of market as a balance between motivational effectiveness, competitiveness in the marketplace, and cost to the Company. The Compensation Committee also chose to change the components (based on estimated dollar value) of the long-term incentive awards from performance rights to: (i) one-third time-vested restricted stock (as a retention vehicle); (ii) one-third time-vested stock options (as a vehicle to align compensation with share price and stockholder return); and (iii) one-third performance cash (as a vehicle tying compensation to goal achievement). The vesting period for both the restricted stock and the stock options is four years from the date of grant. Performance goals are only applicable to the cash portion of the long-term incentive awards and are based on the achievement of Board approved revenue and EPS goals based on the Company’s three-year strategic plan for the 2007 – 2009 performance cycle. Executive Officers can earn from 0% to 200% of the targeted cash portion of the long-term incentive awards based on actual performance as measured by the revenue and EPS goals for the three-year period.

In 2008, the Compensation Committee continued the long-term incentive program it had instituted in 2007 in an effort to better support company initiatives and retain and motivate executives. The Compensation Committee, with the assistance of Compensation Strategies, looked at awards at the 50th percentile of the new compensation peer group established in August 2007, which is more fully discussed in the section of this CD&A titled, “Targeting Overall Compensation”. After examining Compensation Strategies’ calculation of the long-term incentive awards valued at the 50th percentile for each Named Executive Officers, the Committee recognized that whereas it was comfortable with targeting the 50th percentile for the entire group of Named Executive Officers it was not comfortable with the allocation of grant sizes among the Named Executive Officers based on this analysis. In order to more accurately reflect the importance of executive roles and responsibilities within the Named Executive Group, the Compensation Committee and Compensation Strategies examined the impact of leaving grant sizes unchanged from 2007 levels. Compensation Strategies found that as a group the value of the Named Executive Officers long-term incentive compensation was at the 50th percentile of the new compensation peer group established for 2008. The Compensation Committee chose to keep 2008 long-term incentive grant sizes the same as issued in 2007 with the exception of increasing the CEO’s restricted share component by 10,000 restricted shares in recognition that previous long-term compensation grants for the CEO had not resulted in the value to the CEO that the Compensation Committee desired. The grants under the 2008 long-term incentive program were divided according to estimated dollar value into: (i) one-third time-vested restricted stock (as a retention vehicle); (ii) one-third time-vested stock options (as a vehicle to align compensation with share price and stockholder return); and (iii) one-third performance cash (as a vehicle tying compensation to goal achievement). The vesting period for both the restricted stock and the stock options is four years from the date of grant. Performance goals are only applicable to the cash portion of the long-term incentive awards and are based on the achievement of Board approved revenue and EBITDA goals based on the Company’s three-year strategic plan for the 2008 – 2010 performance cycle. Executive Officers can earn from 0% to 200% of the targeted cash portion of the long-term incentive awards based on actual performance as measured by the revenue and EBITDA goals for the three-year period.

Severance Benefits. We believe that companies should provide reasonable severance benefits to employees. With respect to executive management, these severance benefits should reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Severance benefits are paid to executives as salary continuance or ratably over a stated period, except for severance paid to the CEO, which is paid in a lump sum.

Where termination is without “Cause” or the employee terminates employment for “Good Reason”, as each term is defined in the employment agreements, such employment agreements provide for benefits equal to two times the sum of the current base salary plus the most recently completed year’s annual bonus (short-term incentive award) in the case of our CEO, and one to two times the current base salary in the case of the non-CEO Named Executive Officers. We provide for immediate vesting of equity incentive compensation (prorated for stock options issued within one year of termination as a result of disability or death) in the case of the CEO and maintain disability and other welfare plan benefits (other than continued group long-term disability coverage) for the CEO and CEO’s family, which are generally available to executives of the Company, for a period of two years from the date of termination at the same cost to the CEO as is charged to such executives from time to time for comparable coverage. Long-term incentive cash awards are prorated based on the relative length of service during the performance or vesting period. For the non-CEO Named Executive Officers long-term incentive performance rights, unvested restricted shares, and long-term incentive cash awards are prorated based on the relative length of service during the performance or vesting period. Unvested stock options are immediately vested only in the case of death, disability or retirement. We do not maintain disability and other welfare plan benefits above those offered to all employees for Named Executive Officers other than the CEO. We believe that these practices are within market. Severance under a change in control is subject to different provisions as outlined below.

Retirement Plans. Theragenics and its subsidiaries maintain 401(k) plans pursuant to which Theragenics matches employee contributions in Company stock or in cash, depending on the plan. In 2007, Theragenics maintained no other retirement savings plans nor did it maintain any balances under any other retirement savings plan. Named Executive Officers may participate under the Company’s 401(k) plans on the same basis as all employees in the location in which the Named Executive Officer is employed.

Change in Control. With a high level of acquisition activity in today’s business environment, it is important that our executives be able to focus on the day-to-day execution of the Company’s business strategy. It is our belief that the interests of stockholders will be best served if the interests of our executives are aligned with stockholders’ interests, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executives to pursue potential change in control transactions that may be in the best interests of stockholders.

Severance payments in connection with a Change in Control (as defined in the employment agreements) are generally the same as in a termination by the Company without “Cause” or by the executive for “Good Reason” except as follows. The CEO receives three times the sum of the respective averages of the last three years of base salary and bonus, paid as one lump sum. The non-CEO Named Executive Officers each receive two to three times their current base salary, paid over a two to three year period. Long-term incentive program performance rights under open performance cycles vest and are issued immediately at target levels and all previously vested but unpaid performance rights will be issued immediately. Also, unvested stock options, unvested restricted shares and any long-term incentive cash opportunity will all vest and be issued immediately and the long-term incentive cash will be paid immediately.

Because of the excise tax imposed on “excess parachute payments” under Internal Revenue Code 280G, we have agreed to reimburse the CEO for any excise taxes imposed as a result of Change in Control benefits and all taxes due on the reimbursement. For the remainder of the Named Executive Officers, we cap their change in control benefits so that no such excise taxes will be imposed unless payment of the amount after taxes would result in the Executive Officer receiving a greater after-tax amount. Change in Control benefits for the CFO and the President of CP Medical are “double trigger” (meaning both (i) a change in control occurs and (ii) termination of employment by the acquirer without “Cause”, or by the Named Executive Officer for “Good Reason”, as defined in the employment agreements, occurs).  The agreements for the Executive VP of Strategy and Business Development and the Executive VP  of

Organizational Development provide that those individuals may resign for any reason in connection with a Change in Control. The CEO’s agreement provides that a Change in Control constitutes Good Reason.

Perquisites and Other Benefits. We believe that a good and competitive benefit package is crucial in attracting and retaining executives and good employees in general.

Each executive of Theragenics participates in the benefit plans on the same terms as other employees at the locations at which they maintain their office. These plans include medical insurance, dental insurance, life insurance, disability insurance, employee stock purchase plan, and participation in a lottery for seats available in the Company’s suite at a sports and entertainment complex. Relocation benefits also are reimbursed based upon an existing company relocation policy.

Additionally, non-CEO Named Executive Officers are also eligible to receive some or all of the following benefits: reimbursement for one or more (if held at time of original employment) professional licenses for business-related purposes and reimbursement for two trips and meetings per year to maintain such licenses; reimbursement for one business-related membership; an automobile allowance of $400 – $500 per month which is added to the executive’s base salary, reimbursement of $1,000 to $4,000 annually for personal financial, tax and estate planning; payment for an annual physical either through the Company’s general medical plan or as reimbursement if the executive is not covered by the Company’s medical insurance; and reimbursement for life insurance supplemental to that provided to employees generally to the lesser of an additional $200,000 of coverage or a maximum of $450,000.

In addition to eligibility to participate in benefits offered to all executives and employees, the CEO is provided long-term disability insurance coverage in excess of the plan maintained for all employees. This supplemental disability insurance provides long-term disability payments equal to the maximum insurable amount of the CEO’s total average monthly compensation as the Compensation Committee determines can be purchased at no more than reasonable cost to the Company. The Company also pays $35,000 annually to the CEO that may be used and invested at the CEO’s discretion to the end of producing retirement income. Applicable withholding and payroll taxes are withheld from this $35,000 payment. Under his employment agreement, the CFO is provided with or reimbursed for up to $10,000 of unspecified perquisites as requested by the CFO and approved by either the CEO, Compensation Committee, or the Board. No such perquisites were paid to the CFO in 2007.

Board Process and Equity Grant Practices. The Compensation Committee of the Board of Directors meets annually, usually in February, to establish recommendations to be made to the independent directors of Theragenics’ Board of Directors, for compensation and metrics for awards to executives, which include the Named Executive Officers. The Compensation Committee is assisted in this process by Compensation Strategies, who establishes peer and industry comparables for use by the Committee. The CEO, at the Committee’s request, provides the Committee with a self-evaluation of her performance and assists the Committee in reaching compensation decisions with respect to the Named Executive Officers other than the CEO. The other Named Executive Officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO. Prior to this meeting, each director completes an evaluation of CEO performance for the just completed year and these evaluations are summarized by Compensation Strategies. The CEO meets with the Committee at this annual meeting to discuss with the Committee the summary of her annual evaluation and her recommendation for non-CEO executive compensation. Following this discussion, discussion with Compensation Strategies and review of the information provided by Compensation Strategies and the CEO, the Compensation Committee arrives at its compensation recommendations. Shortly after the Compensation Committee meets, the independent members of Theragenics’ Board of Directors meet to consider, potentially adjust and then approve the Committee’s recommendations. The exercise price of any stock options awarded to Named Executive Officers is the closing price of Theragenics common stock on the date of grant, which is generally the date of the February meeting of the Board of Directors. Other equity awards, such as restricted stock, are also awarded to our Named Executive Officers at this meeting. Board and Committee meetings are usually scheduled at least six to twelve months in advance. The Company makes scheduling decisions without regard to anticipated earnings or other material or significant announcements. The Compensation Committee and Board of Directors may also consider equity grants on the date that an employee becomes a Named Executive Officer.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year, subject to certain exceptions. The Company believes that Section 162(m) will have no impact on tax deductions related to compensation of the Named Executive Officers in 2007. Historically the Company has focused on business, operational and competitive factors in considering executive compensation, rather than tax deductibility. From time to time, the Committee may award or pay compensation which is not fully deductible if the Committee determines that such award is consistent with its compensation and incentive philosophy and is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis set forth above and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement. This report is being provided by the following independent directors, who comprise the Compensation Committee:

Peter A. A. Saunders — Chairman
Luther T. Griffith
C. David Moody, Jr.

EXECUTIVE OFFICERS

The Executive Officers and persons appointed to become Executive Officers of the Company as of the date of this proxy statement and their age, position with the Company and business experience for the past five years are set forth in the table below.

Executive Officer	Office and Other Information
M. Christine Jacobs Age: 57	President and Chief Executive Officer. See information above under Class III Directors.
Francis J. Tarallo Age: 48
Mr. Tarallo has served as Chief Financial Officer and Treasurer since August 2005, and President of the Company’s brachytherapy business since July 2007. He joined the Company in June 1998 as Director of Finance, and served as General Manager, Oak Ridge, from January 2001 to August 2005. Mr. Tarallo is a Certified Public Accountant.

Bruce W. Smith Age: 55
Mr. Smith has been the Executive Vice-President for Strategy and Business Development since August 2002, Secretary since May 2005 and an Executive Vice-President of the Company since 1998. Mr. Smith joined the Company in 1987 and served as the Company’s Chief Financial Officer, Secretary and Treasurer from 1989 to August 2002. Mr. Smith serves as a director of the Georgia Biomedical Partnership, a 501(c)(3) organization.

R. Michael O’Bannon, Ph.D. Age: 58
Dr. O’Bannon has been the Executive Vice-President of Organizational Development since June 1998. Prior to joining Theragenics, Dr. O’Bannon worked in private practice as a Corporate Psychologist. Dr. O’Bannon earned a B.A., English Literature and a Ph.D., Clinical Psychology from the University of Alabama. Dr. O’Bannon serves on the Board of Directors of EEG Spectrum International, a privately-held company providing training in EEG biofeedback treatment methodologies.

Patrick J. Ferguson Age: 51
Mr. Ferguson is President of the Company’s CP Medical subsidiary, which was acquired by Theragenics Corporation in May 2005. Mr. Ferguson founded CP Medical in 1990 and has been President of CP Medical since its inception.

Michael Lang Age: 52
Mr. Lang has been President of the Company’s Galt Medical Corp. subsidiary since September 2007, and has over 25 years of experience in the medical device industry. Most recently, from 2004 until September 2007, Mr. Lang led the medical device practice of Bioenterprise where he advised client firms and academic institutions as well as raised venture capital to initiate new start-up businesses. From 2000 to 2004, Mr. Lang was General Manager of Avery Dennison Medical and founded a new business unit, Avery Dennison Microreplication, both of which provided proprietary products to medical device customers.

EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company’s Named Executive Officers serving as of December 31, 2007. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)(1)	(e)(2)	(f)(3)	(g)(4)	(h)	(i)(5)	(j)
M. Christine Jacobs	2007	511,500	35,000	124,365	81,831	337,405		60,477	1,150,578
President & Chief Executive Officer	2006	493,000	32,175	67,190		237,825		60,028	890,218
Francis J. Tarallo	2007	265,000	30,000	60,099	42,190	132,156		17,753	547,198
Chief Financial Officer & Treasurer	2006	235,000	30,000	52,124	2,102	92,120		16,687	428,033
Bruce W. Smith	2007	270,000	20,000	46,421	35,419	110,349		20,025	502,214
Executive Vice-President of Strategy and Business Development	2006	255,000	20,000	18,751	1,558	107,100		20,114	422,523
R. Michael O’Bannon, Ph.D.	2007	203,000		28,250	19,542	96,161		(6)	346,953
Executive Vice-President of Organizational Development	2006	196,000		14,063	1,588	82,320		(6)	293,971
Patrick J. Ferguson	2007	242,000	17,000	48,867	35,419	90,172		20,426	453,884
President CP Medical	2006	220,000	10,000	22,059		63,800		14,868	330,727

(1)	The amount in column (d) represents discretionary cash bonuses.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes in the year indicated with respect to the fair value of the performance right awards and restricted stock unit awards granted, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). 2007 consists of accounting expense for awards granted in 2007, 2006 and 2005. 2006 consists of accounting expense for awards granted in 2006, 2005 and 2004. For more information on valuation of share-based awards, see footnote J to the Company’s financial statements included in Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s accounting expense for these awards in the year indicated, and do not correspond to the actual value that will be recognized by the Named Executive Officer. See the Grants of Plan-Based Awards Table for information on awards made in 2007.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes in the year indicated with respect to the fair value of stock options granted, in accordance with SFAS 123R. For more information on valuation of share-based awards, see footnote J to the Company’s financial statements included in Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s accounting expense for these awards in the year indicated, and do not correspond to the actual value that will be recognized by the Named Executive Officer. See the Grants of Plan-Based Awards Table for information on awards made in 2007.

(4)
The amount in column (g) reflects the cash awards to the named individuals under the Short-Term Incentive Compensation program, which is discussed in further detail in the Compensation Discussion and Analysis included herein.

(5)	The amount shown in column (i) includes:

•	$35,000 paid to Ms. Jacobs to be used at her discretion to the end of producing retirement income;

•	amount paid for financial counseling and tax preparation services for Mr. Tarallo, Mr. Smith and Mr. Ferguson;

•	a monthly car allowance to Mr. Tarallo, Mr. Smith and Mr. Ferguson;

•	amounts paid for life insurance premiums on behalf of each Named Executive Officer;

•	tax gross-ups for each of the previous perquisites provided to the Named Executive Officer;

•	matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Employee Savings Plans (401(k) Plans); and

•	amount paid for long-term disability insurance premiums on behalf of Ms. Jacobs.

(6)	All Other Compensation for Dr. O’Bannon is less than the $10,000 reporting threshold.

Except for the $35,000 amount paid to Ms. Jacobs as identified above in this footnote, the amount attributable to each such perquisite or benefit for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number Of Shares Of Stock Or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards (l) (5)
M. Christine Jacobs
Short-term cash incentive (1)	2/13/07	141,450	235,750	471,500
Long-term cash incentive (2)	2/13/07	87,500	175,000	350,000
Long-term incentive award — restricted stock (3)	2/13/07							29,000			145,000
Long-term incentive award — stock options (4)	2/13/07								67,000	5.00	179,560
Francis J. Tarallo
Short-term cash incentive (1)	2/13/07	55,650	92,750	185,500
Long-term cash incentive (2)	2/13/07	42,500	85,000	170,000
Long-term incentive award — restricted stock (3)	2/13/07							14,000			70,000
Long-term incentive award — stock options (4)	2/13/07								34,000	5.00	91,120
Bruce W. Smith
Short-term cash incentive (1)	2/13/07	56,700	94,500	189,000
Long-term cash incentive (2)	2/13/07	37,500	75,000	150,000
Long-term incentive award — restricted stock (3)	2/13/07							13,000			65,000
Long-term incentive award — stock options (4)	2/13/07								29,000	5.00	77,720
R. Michael O’Bannon, Ph.D.
Short-term cash incentive (1)	2/13/07	42,630	71,050	142,100
Long-term cash incentive (2)	2/13/07	20,000	40,000	80,000
Long-term incentive award — restricted stock (3)	2/13/07							7,000			35,000
Long-term incentive award — stock options (4)	2/13/07								16,000	5.00	42,880
Patrick J. Ferguson
Short-term cash incentive (1)	2/13/07	50,820	84,700	169,400
Long-term cash incentive (2)	2/13/07	37,500	75,000	150,000
Long-term incentive award — restricted stock (3)	2/13/07							13,000			65,000
Long-term incentive award — stock options (4)	2/13/07								29,000	5.00	77,720

(1)	Threshold, target and maximum amounts under the Company’s 2007 short-term incentive awards. See discussion of Short-term Incentive Compensation in Compensation Discussion and Analysis above.

(2)
Threshold, target and maximum amounts payable under the Company’s 2007 Long-Term Cash Incentive Award. Fifty percent (50%) of the Cash Bonus Opportunity will be based upon the cumulative revenue of the Company for the period 2007 to 2009 and 50% will be based upon the cumulative earnings per share of the Company for the same period, in each case as measured relative to its strategic objectives over the 2007 to 2009 period. Cumulative threshold, target and maximum amounts have been developed, based on the Company’s strategic plan, and the 2007 Long-Term Cash Bonus Award will be measured and paid according to the following schedule:

	Payout as Percent of Target Amount
Cumulative amount	Revenue Goal	EPS Goal
Maximum (or greater)	100%	100%
Target	50%	50%
Threshold	25%	25%
Below threshold	0%	0%

If employment of the Executive with Theragenics or an affiliate is terminated before December 31, 2009 due to death, disability, or is terminated by the Company without cause, the Executive will be entitled to a pro rata portion of the cash bonus in accordance with the terms of the Award. If employment is terminated for any other reason before December 31, 2009 (unless a change in control as defined in the Award occurs before then), the cash bonus opportunity will be forfeited. If a change in control occurs before December 31, 2009, the cash award becomes vested at the target level, provided the executive is employed by Theragenics or an affiliate as of the date of the change in control.

(3)
Restricted stock grants that vest in four equal annual installments beginning February 13, 2008. This restricted stock was granted in February 2007 in connection with the Company’s 2007 Long-term Incentive Compensation Awards. See discussion of Long-term Incentive Compensation in Compensation Discussion and Analysis above.

(4)
Incentive stock option awards that vest in four equal annual installments beginning February 13, 2008. These stock options were granted in February 2007 in connection with the Company’s 2007 Long-term Incentive Compensation Awards. See discussion of Long-term Incentive Compensation in Compensation Discussion and Analysis above. The exercise price of the stock option awards is equal to the market value of the Company’s stock on the grant date of the award.

(5)
The amounts shown in column (l) represent the total fair value of the restricted stock and stock option awards granted in 2007 in accordance with SFAS 123R. These amounts are expected to be recognized for financial statement reporting purposes over the 2007 – 2010 period. For more information on valuation of share-based awards, see footnote J to the Company’s financial statements included in Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s expected accounting expense for these awards over the 2007 – 2010 period, and do not correspond to the actual value that will be recognized by the Named Executive Officer.

Outstanding Equity Awards at Fiscal Year-End
December 31, 2007

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)*
M. Christine Jacobs			67,000	(1)	5.00	2/13/17	29,000	(2)	103,820
	180,000				9.69	8/26/09	12,900	(3)	46,182	21,094	(4)	75,517
	180,000				5.02	8/26/12
Francis J. Tarallo			34,000	(1)	5.00	2/13/17	14,000	(2)	50,120
	15,000				8.88	12/19/09	6,000	(3)	21,480	9,811	(4)	35,123
	10,000				5.38	1/3/11
	10,000				4.28	12/20/12
	2,133	1,067 (5)			3.95	1/14/15
Bruce W. Smith			29,000	(1)	5.00	2/13/17	13,000	(2)	46,540
	50,000				8.88	12/19/09	3,600	(3)	12,888	5,887	(4)	21,075
	20,000				4.28	12/20/12
R. Michael O’Bannon, Ph.D.			16,000	(1)	5.00	2/13/17	7,000	(2)	25,060
	25,000				8.88	12/19/09	2,700	(3)	9,666	4,415	(4)	15,806
	20,000				4.28	12/20/12
Patrick J. Ferguson			29,000	(1)	5.00	2/13/17	13,000	(2)	46,540
							6,000	(3)	21,480	9,811	(4)	35,123

*
Based on the closing price of the Company’s common stock on December 31, 2007 of $3.58. The market value or payout value of unvested shares and rights does not correspond to the actual value that may ultimately be realized by the Named Executive Officer.

Note: option exercise prices are rounded, since prior to 2000 exercise prices extended to four decimal places.

(1)	Outstanding unvested stock options vest in four equal annual installments beginning 2/13/08. These stock options were granted in February 2007 in connection with the 2007 long term incentive awards.

(2)	Restricted stock grant vests in four equal annual installments beginning 2/13/08. This restricted stock was granted in February 2007 in connection with the 2007 long term incentive awards.

(3)
Represents time-based vesting portion of performance rights granted on 2/15/06 for the 2006 – 2008 performance cycle that are scheduled to vest December 31, 2008, subject to acceleration in certain events. The performance rights vest at a minimum level of .30 of a share for each performance right subject to continued employment. See also Note 4.

(4)
Represents the performance-based vesting portion of the performance rights granted on 2/15/06 for the 2006 – 2008 performance cycle. These performance rights are scheduled to vest on December 31, 2008 subject to continued employment and acceleration in certain events. The number of shares issuable upon vesting is based on performance measures and will earn a minimum of 30% of target, up to a maximum 200% of target. The number of shares are measured over the three year period and tied to actual performance measures including cumulative revenue goals, cumulative earnings per share goals and the Board of Directors and Compensation Committee’s discretionary measurement of corporate performance. The estimated payout in shares is based on performance measures calculated at 12/31/2007 and may vary from the final award. (See the discussion of Long-term Incentive Compensation in the Compensation Discussion and Analysis included herein).

(5)	Remaining outstanding unvested stock options vest on 1/14/08.

Option Exercises and Stock Vested
As of Fiscal Year-End December 31, 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
M. Christine Jacobs	—	—	13,438	48,108
Francis J. Tarallo	—	—	6,250	22,375
Bruce W. Smith	—	—	3,750	13,425
R. Michael O’Bannon, Ph.D.	—	—	2,813	10,071
Patrick J. Ferguson	—	—	6,250	22,375

(1)
Performance Restricted Stock Units granted in 2005 vested on December 31, 2007. The number of shares distributed was calculated at 62.5% of target, which was fixed by the Compensation Committee and Board of Directors in November 2005.

(2)	Value realized on vesting is based on the closing price of the Company’s common stock on December 31, 2007 of $3.58, and does not include any withholding taxes paid by the Named Executive Officer.

Equity Compensation Plan Information

The following table summarizes information about the options, rights and other equity compensation under the Company’s equity compensation plans as of December 31, 2007. The table does not include information about tax qualified plans such as the Theragenics Employee Savings Plan.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(3)
Equity compensation plans approved by security holders	1,415,104	$8.33	1,591,199
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	1,415,104	$8.33	1,591,199

(1)
In addition to outstanding options, warrants and rights, column (a) reflects the minimum shares issuable upon vesting of time-based performance rights granted for the 2006 – 2008 performance cycle. To the extent the performance rights vest at a level exceeding the minimum level, shares to be issued upon exercise or vesting of outstanding options, warrants and rights would be higher than indicated in column (a) and shares available for future issuance would decrease or increase, respectively by the same amount from the number indicated in column (c).

(2)	No exercise price is payable with respect to the performance or restricted stock rights, and accordingly the weighted-average exercise price is calculated based solely on outstanding options.

(3)
Reflects shares of Common Stock remaining available for future issuance under the Company’s 2006 and 2000 Stock Incentive Plans, and 36,000 shares of Common Stock remaining available for future issuance under the Company’s Employee Stock Purchase Plan.

Potential Payments Upon Termination or Change of Control

The table below outlines the potential payments and benefits payable to each Named Executive Officer in the event of termination and/or a change in control (“CIC”) as if such CIC and/or termination event had occurred on December 31, 2007:

Triggering Event	Accrued Vacation Pay ($)	Bonus ($) (1)	Severance ($) (2)	Long- Term Incentive Program Cash Bonus ($) (3)	Accelerated Restricted Stock and Stock Options ($) (4)	Accelerated Performance Awards ($) (5)	Continued Health Insurance Coverage (present value) ($)	Other Continued Health Insurance Coverage (present value) ($)	Life Insurance Benefits ($) (6)	Excise Tax and Tax Gross-up ($) (7)
M. Christine Jacobs
Death	9,836	337,000		24,172	48,994	81,057			300,000
Disability	9,836	337,000		24,172	48,994	81,057	10,168	22,116
Resignation/Termination for Cause	9,836
Resignation for Good Reason/Termination without Cause	9,836	337,000	1,563,000	24,172	48,994	81,057	10,168	22,116
Involuntary Termination/ Resignation upon Change in Control	9,836	337,000	2,286,905	175,000	$103,820	153,940	10,168	22,116		984,347
Francis J. Tarallo
Death	5,096			11,795	23,652	37,701			200,000
Disability	5,096			11,795	23,652	37,701
Resignation/Termination for Cause	5,096
Resignation for Good Reason/Termination without Cause	5,096		530,000	11,795	23,652	37,701
Involuntary Termination/ Resignation upon Change in Control	5,096		795,000	85,000	50,120	71,600
Bruce W. Smith
Death	5,192			10,407	21,963	22,621			300,000
Disability	5,192			10,407	21,963	22,621
Resignation/Termination for Cause	5,192
Resignation for Good Reason/ Termination without Cause	5,192		540,000	10,407	21,963	22,621
Involuntary Termination/ Resignation upon Change in Control	5,192		621,310	75,000	46,540	42,960
R. Michael O’Bannon, Ph.D.
Death	3,904			5,550	11,826	16,966			200,000
Disability	3,904			5,550	11,826	16,966
Resignation/Termination for Cause	3,904
Resignation for Good Reason/ Termination without Cause	3,904		203,000	5,550	11,826	16,966
Involuntary Termination/ Resignation upon Change in Control	3,904		406,000	40,000	25,060	32,220

Patrick J. Ferguson
Death	4,654		10,407	21,963	37,701	200,000
Disability	4,654		10,407	21,963	37,701
Resignation/Termination for Cause	4,654
Resignation for Good Reason/ Termination without Cause	4,654	484,000	10,407	21,963	37,701
Involuntary Termination/ Resignation upon Change in Control	4,654	484,000	75,000	46,540	71,600

(1)	For Ms. Jacobs, represents lump-sum payment for the most recently paid annual bonus.

(2)	For Ms. Jacobs, severance is paid as one lump sum. For all other Named Executive Officers, severance is paid over a one to three year period.

(3)
Represents the cash bonus opportunity of the Long-Term Incentive Program where 50% of the Cash Bonus is based upon cumulative revenue in the 2007 to 2009 performance period and 50% is based upon cumulative EPS in the same period, as measured relative to the Company’s strategic objectives for the performance period. Threshold, target and maximum amounts have been developed, based on the Company’s strategic plan. In the event of termination other than change in control or for cause, the award is prorated in the same proportion that the number of days elapsed since the beginning of the Performance Period. If a Change in Control occurs during the Performance Period while the Participant is an employee of the Company, the Participant is paid the full value of the Cash Incentive Award determined as if the Company had performed at the Target Performance Level for the duration of the Performance Period and the Participant had remained employed for the duration of the Performance Period. If the Company or an Affiliate terminates the Participant’s employment for Cause or the Participant resigns before the last day of the Performance Period, the Participant is not entitled to any Cash Incentive Award.

(4)
Represents accelerated vesting of the February 13, 2007 Restricted Stock grant to each Named Executive Officer. The vested restricted shares are valued at the closing price of the Company’s common stock at December 31, 2007 of $3.58. A pro rata portion of unvested restricted shares would vest in the same proportion that the number of full days elapsed between the grant date and December 31, 2007, except in the event of a change in control. In the event of a change in control, all unvested restricted shares become vested. No value is included for accelerated vesting of stock options because the exercise price of all unvested stock options was greater than the closing price of the Company’s stock at December 31, 2007.

(5)
Represents the pro rata amount of the immediate vesting of performance rights under the 2006 – 2008 performance cycle based on the performance estimate as of December 31, 2007 and the closing price of the Company’s common stock at December 31, 2007 of $3.58 (actual performance under the 2006 – 2008 performance cycle will be determined as of 12/31/08). In the event of a change in control, all performance rights are immediately vested at target amount.

(6)	Represents proceeds to named beneficiaries upon death of the Named Executive Officer.

(7)
A portion of Ms. Jacobs’ severance amount calculated for purposes of this schedule in connection with a change in control would be considered “parachute payments” under federal law and subject to federal excise tax (i.e. are associated with a change in control of the Company and exceed a certain level). In accordance with her contract, the amount under this column represents an additional amount to Ms. Jacobs to put her in the same after-tax position as if no excise tax had been incurred.

The employment contracts of the Named Executive Officers which specify certain payments under termination and/or change in control as included in the above tables also require the material obligation not to compete with the Company, not to solicit the Company’s customers and employees and not to disclose confidential information of the Company, all for a minimum of two years post termination.

Executive Employment Agreements

The Company has employment agreements with each of the Named Executive Officers, the material terms of which are described below. Salary, bonus and incentives awards are recommended by the Compensation Committee and approved by the Board of Directors, or, in the case of the CEO, the independent directors of the Board.

Jacobs Employment Agreement. The Company has an employment agreement with Ms. Jacobs, which expires on April 13, 2010. The agreement provides for automatically extending the term for one additional year on April 13 of each year, unless either party gives notice of non-renewal. The agreement provides for an annual base salary, which is currently $535,000, subject to review at least annually for possible increases, plus eligibility for an annual bonus. The agreement also provides $35,000 annually for use in producing retirement income, an individual disability insurance policy providing the maximum insurable amount as the Compensation Committee determines can be purchased at reasonable cost, plus all other benefits as the Company provides to executive officers.

If the Company terminates Ms. Jacobs’ employment without “Cause,” she resigns for “Good Reason,” or the agreement expires because of non-renewal by the Company, she is entitled to certain severance benefits in addition to “accrued obligations.” These severance benefits are a payment of two times the sum of her annual base pay plus bonus paid in the most  recent fiscal  year  (or  three  times  the sum of her average annual base pay plus average bonus in the last three fiscal years if the termination is within one year of a Change in Control) full vesting of all stock options and any other stock grants, and continuation of other employee health and welfare benefits for two years from the date of termination. Under the agreement, “accrued obligations” include an amount equal to bonus paid for the prior fiscal year prorated for the portion of the current fiscal year prior to termination or expiration. “Cause” includes events such as the commission of a felony, fraud or dishonesty that results in material harm to the Company, grossly inappropriate conduct that would materially harm the Company, or a material breach of the employment agreement. “Good Reason” includes events such as an adverse material change in Ms. Jacobs’ role at the Company, a reduction of her compensation, relocation, the occurrence of a “Change in Control,” or a material breach of the employment agreement by the Company.

The agreement provides that if any payments or benefits are “parachute payments” under federal law and are subject to federal excise tax (i.e., are associated with a change in control of the Company and exceed a certain level), the Company will pay an additional amount to Ms. Jacobs to put her in the same after-tax position as if no excise tax had been incurred. Ms. Jacobs’ agreement also contains provisions, which are intended to restrict her from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination. Her agreement also contains restrictions on the use and disclosure of the Company’s confidential information and trade secrets. If Ms. Jacobs violates the restrictions on competition or solicitation of customers or employees or the restrictions on the use and disclosure of confidential information and trade secrets, the Company may cease the payments of severance benefits or the provision of welfare benefits that it is providing to Ms. Jacobs and the Company is entitled to pursue other legal and equitable relief to recover any amounts previously paid to Ms. Jacobs and to prevent Ms. Jacobs from further violating those restrictions.

If Ms. Jacobs’ employment is terminated due to her death or “disability” (as defined in the agreement) she will receive payment of all “accrued obligations,” full vesting of all stock options granted one year or more prior to the date of death or termination of employment, prorated vesting of all stock options granted within one year prior to such date, and, in the event of disability, disability and other welfare benefits for Ms. Jacobs’ and her family for two years on the same terms to her or her family as available to other executives of the Company.

Other Executive Officer Employment Agreements. The Company has employment agreements with the remaining Named Executive Officers. Under each employment agreement, the Named Executive Officer is entitled to a specific level of minimum annual base salary, subject to review at least annually for possible increases, participation in a bonus program, reimbursement for financial planning services, and life insurance up to the lesser of $200,000 additional coverage above group term coverage or $450,000 in the aggregate. Each employment agreement provides that the Named Executive Officer is entitled to a specified level of severance benefits if the Company terminates the Named Executive Officer’s employment without “Cause” or the Named Executive Officer resigns for “Good Reason.” Each employment agreement also provides for severance benefits if such termination of employment occurs in connection with a “Change in Control” (i.e., within 90 days before or one year after a Change in Control). Each agreement conditions the right to severance upon the Named Executive Officer’s execution of a release agreement in favor of the Company. Each agreement defines “Cause” to include events such as willful and continued failure to perform duties, willful misconduct or gross negligence, fraud or dishonesty against the Company, commission of a felony or any other crime involving dishonesty, or a material breach of the employment agreement. Each agreement defines “Good Reason” to include a material modification in duties, relocation, or the Company materially breaches the agreement. Each agreement also contains provisions which are intended to restrict each Named Executive Officer from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination. The agreements also contain restrictions on the use and disclosure of the Company’s confidential information and trade secrets by the Named Executive Officer. All agreements provide that the Company may cease payment of any severance amounts being paid to the Named Executive Officer if the officer breaches any of the foregoing restrictions and that the Named Executive Officer must repay any amounts already paid to him. Furthermore, the Company may pursue other legal and equitable remedies to prevent the Named Executive Officer from further violating any of the foregoing restrictions.

The material features of these employment agreements that vary among the Named Executive Officers are described below.

Tarallo Employment Agreement. The Company’s employment agreement with Mr. Tarallo expires on August 10, 2009. The agreement provides for automatically extending the term for one additional year on August 10 of each year, unless either party gives notice of non-renewal. Mr. Tarallo’s current annual base salary is $295,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one professional membership, and an additional annual perquisites allowance up to $10,000. No such perquisites were paid in 2007. The severance benefits payable to Mr. Tarallo following a termination of his employment by the Company without Cause or by him for Good Reason are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Tarallo resigns for Good Reason or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Tarallo whichever of the following results in Mr. Tarallo’s retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Tarallo’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Smith Employment Agreement. The Company’s employment agreement with Mr. Smith expires on January 1, 2010. The agreement provides for automatically extending the term for one additional year on January 1 of each year, unless either party gives notice of non-renewal. Mr. Smith’s current annual base salary is $281,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one club membership. Mr. Smith maintained no club membership in 2007. The severance benefits payable to Mr. Smith following a termination of his employment by the Company without Cause or by him for Good Reason are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Smith resigns or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Smith whichever of the following results in Mr. Smith retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Smith’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

O’Bannon Employment Agreement. The Company’s employment agreement with Dr. O’Bannon expires on January 1, 2010. The agreement provides for automatically extending the term for one additional year on January 1 of each year, unless either party gives notice of non-renewal. Dr. O’Bannon’s current annual base salary is $203,000. The severance benefits payable to Dr. O’Bannon following a termination of his employment by the Company without Cause or by him for Good Reason are continued payment of his annual base salary for one year after termination of employment, except that if Mr. O’Bannon resigns or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Dr. O’Bannon whichever of the following results in Dr. O’Bannon retaining the larger after-tax amount: two times his annual base salary at the time of termination or, if less than two times Dr. O’Bannon’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Ferguson Employment Agreement. CP Medical (a wholly-owned subsidiary of the Company) has an employment agreement with Mr. Ferguson, which expires on May 6, 2008. The agreement provides for automatically extending the term for one additional year on May 6, 2008 and each subsequent May 6, unless either party gives notice of non-renewal. Mr. Ferguson’s current annual base salary is $252,000. The agreement provides for an automobile allowance of at least $500 per month, as well as one professional membership. The severance benefits payable to Mr. Ferguson following a termination of his employment by the Company without Cause or by him with Good Reason are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Ferguson resigns for Good Reason or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Ferguson whichever of the following results in Mr. Ferguson’s retaining the larger after-tax amount: two times his annual base salary at the time of termination or, if less than two times Mr. Ferguson’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Director Compensation for Fiscal Year-End
December 31, 2007

Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)(1)		(b)	(c)(2)	(d) (3)	(e)	(f)	(g) (5)	(h)
Luther T. Griffith	2007	50,480	16,146					66,626
	2006	24,022	4,311					28,333

John V. Herndon (4)	2007	75,000	18,835				3,067	96,902
	2006	75,000	16,139				2,700	93,839

C. David Moody, Jr.	2007	3,674	2,197					5,871
	2006

Peter A. A. Saunders	2007	53,500	18,835					72,335
	2006	55,357	16,139					71,496
Former Directors:
Otis W. Brawley, M.D. (6)	2007	51,000	18,835					69,835
	2006	54,357	16,139	2,945				73,441

Orwin L. Carter, Ph.D. (6)	2007	32,640	19,955	1,434				54,029
	2006	73,305	16,139	10,036				99,480

Judith Starkey (6)	2007	26,695	17,250					43,945
	2006

(1)
M. Christine Jacobs, the Company’s President and Chief Executive Officer is not included in this table as Ms. Jacobs is an employee of the Company and thus receives no compensation for services as a director. The compensation received by Ms. Jacobs as an employee of the Company is shown in the Summary Compensation Table included herein.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes in the year indicated with respect to the fair value of the restricted stock awards in accordance with SFAS 123R. The grant date fair value of awards for 2007 was $4.60, with the exception of Mr. Moody, whose restricted shares had a grant date fair value of $3.86 per share. The grant date fair value of awards for 2006 was: $3.27 per share for Dr. Brawley, Dr. Carter, Mr. Herndon and Mr. Saunders; and $3.20 per share for Mr. Griffith. For more information on valuation of stock awards, see footnote J to the Company’s financial statements included in Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Director. At December 31, 2007, the aggregate number of unvested restricted stock awards outstanding was: Mr. Griffith—8,334; Mr. Herndon—10,000; Mr. Moody—4,152; and Mr. Saunders—10,000.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes for the year indicated with respect to the fair value of stock options grants, in accordance with SFAS 123R. No stock options were granted to Directors in 2007 or 2006. For more information on valuation of stock awards, see footnote J to the Company’s financial statements included in Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Director. At December 31, 2007, the aggregate number of option awards outstanding was: Mr. Herndon—96,000; and Mr. Saunders—96,000.

(4)
Mr. Herndon, a Director and former chief executive officer of the Company, has served as Advisor-to-the-Chief Executive Officer since the third quarter of 1993. For his continued service as Advisor-to-the-Chief Executive Officer, Mr. Herndon’s annual salary is $75,000. In view of his compensation as Advisor-to-the Chief Executive Officer, Mr. Herndon does not receive the annual Director cash retainer or Director meeting fees.

(5)	Represents amount of matching contribution allocated by the Company pursuant to the Employee Savings Plan (401(k) Plan).

(6)
Not currently a director. Dr. Brawley resigned from the Board of Directors on January 15, 2008. Ms. Starkey resigned as of December 31, 2007 and Dr. Carter’s term as a Director was completed on May 17, 2007.

Each Director who is not an employee of the Company receives $4,000 per quarter, $1,500 for attending each Board meeting and $1,000 for attending each Committee meeting. A retainer of $2,000 per quarter is paid to each Committee Chairman. Each Committee member other than the Chair receives a retainer of $500 per quarter for each Committee. Each non-officer Director also receives an annual grant of restricted stock for the lesser of (i) 5,000 shares of Common Stock or (ii) that number of shares of Common Stock valued at $50,000 at the time of grant, which vest over three years. With the exception of a small adjustment to the quarterly retainer paid to the Chairmen of the Compensation Committee and Governance Committee, there have been no increases to Director compensation since 2005.

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, financial reports, internal controls and audit functions. The Audit Committee’s responsibilities are more fully described in its charter. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Management is responsible for the preparation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, disclosure controls and procedures, internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm (the “independent auditors”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles, as well as performing an independent audit and expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to Management and the Company’s independent auditors on the basis of the information it receives, discussions with Management and the independent auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee’s functions are not intended to duplicate or certify the activities of Management or the independent auditors. The Audit Committee meets at least quarterly with Management and the independent auditors to review the Company’s interim financial statements and discuss various topics and events, including, but not limited to, items related to the Company’s internal control over financial reporting, critical accounting policies and the adequacy of disclosure in the Company’s consolidated financial statements. In accordance with law, the Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters.

The Audit Committee received and reviewed the report of Management’s assessment on internal control over financial reporting at December 31, 2007, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC, as well as the reports of Dixon Hughes PLLC (“Dixon Hughes”), the Company’s independent auditors for 2007, which are also included in the Company’s Annual Report on Form 10-K. These reports related to Dixon Hughes’ audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee reports as follows with respect to the audit of the Company’s 2007 consolidated financial statements:

•
The Committee has reviewed and discussed the Company’s 2007 audited consolidated financial statements with its Management, including the reasonableness of significant estimates and judgments and the clarity of disclosure in the Company’s financial statements, including the disclosures related to the Company’s critical accounting policies;

•
The Committee has discussed with Dixon Hughes, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the independence of Dixon Hughes from the Company and its related entities) and has discussed with the auditors their independence from the Company; and

•
Based on review and discussions of the Company’s 2007 audited consolidated financial statements with Management and discussions with Dixon Hughes, the Audit Committee recommended to the Board of Directors that the Company’s 2007 audited consolidated financial statements be included in its Annual Report on Form 10-K.

The Committee meets at regularly scheduled executive sessions. The Committee Chair, Mr. Griffith, presides at the executive sessions of the Audit Committee.

This report is provided by the following independent directors, who comprise the Audit Committee:

Luther T. Griffith — Chairman
C. David Moody, Jr.
Peter A.A. Saunders

PROPOSAL NUMBER TWO
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to vote for a proposal to ratify the appointment of Dixon Hughes PLLC (“Dixon Hughes”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008. The Audit Committee is responsible for the selection of the Company’s accounting firm, and has approved the appointment of Dixon Hughes as the independent registered public accounting firm to audit the Company’s consolidated financial statements for 2008. As a matter of good corporate governance, the Company is submitting the selection of Dixon Hughes to stockholders for ratification. Proposal Two requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on Proposal Two. A representative of Dixon Hughes is expected to attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

As reported in its Form 8-K filed on March 19, 2007, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) and voted to appoint Dixon Hughes as the Company’s independent registered public accounting firm on March 13, 2007. Grant Thornton’s reports on the Company’s consolidated financial statements for the year ended December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles except that Grant Thornton’s report for the year ended December 31, 2006 contained an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006.

Grant Thornton’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles, other than Galt Medical Corp. (“Galt”), acquired by the Company in August 2006, was excluded from the scope of Grant Thornton’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. Galt was also excluded from the scope of management’s assessment of internal control over financial reporting as of December 31, 2006, as permitted by guidance provided by the staff of the U.S. Securities and Exchange Commission.

During the Company’s fiscal year ended December 31, 2006, and through March 13, 2007, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in their reports for such years; and there were no “reportable events” as that term is used in Item 304(a)(1)(v) of Regulation S-K during the year ended December 31, 2006, and through March 13, 2007.

During the fiscal years ended December 31, 2006, and through March 13, 2007, neither the Company nor anyone on its behalf has consulted with Dixon Hughes regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Accounting Fees and Services

Following are aggregate fees billed to the Company by Dixon Hughes for professional services for the fiscal year ended December 31, 2007 and aggregate fees billed to the Company by Grant Thornton for the fiscal year ended December 31, 2006.

Audit Fees. In connection with services rendered for the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements, the Company has estimated that its total audit fees for fiscal years 2007 and 2006 were approximately $323,000 and $491,000, respectively. This figure includes fees for services that were billed to the Company in fiscal year 2008 in connection with the 2007 fiscal year audit, and billed in 2007 in connection with the 2006 fiscal year audit. In 2007 and 2006, these audit fees include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting. For 2006, these fees also included fees for professional services rendered for the audit of Management’s assessment of the effectiveness of internal control over financial reporting.

Audit-Related Fees. The aggregate fees billed by the Company’s independent public accountants for audit-related professional services consisted of fees associated with the audit of the financial statements of certain employee benefit plans of approximately $12,000 and $18,000 for fiscal years ending 2007 and 2006, respectively.

Tax Fees. The aggregate fees billed by the Company’s independent public accountants for professional services relating to tax compliance, tax planning and tax advice, taken as a whole, were approximately $47,000 and $35,000 for the fiscal year ending 2007 and 2006, respectively.

All Other Fees. The aggregate fees billed by the Company’s independent public accountants for all other professional services to the Company were approximately $2,000 in 2007 and consisted of services rendered in connection with the filing of certain registration statements. In 2006, all other fees totaled approximately $76,000 and consisted of services rendered in connection with the filing of certain registration statements and assistance with IRS audit related inquiries.

The Audit Committee pre-approves all services performed by its principal accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services. The Audit Committee Chairman has been designated by the Audit Committee to pre-approve any services arising during the year that are not otherwise pre-approved by the entire Audit Committee. Services approved by the Chairman are communicated to the full Audit Committee for ratification at its next regular meeting. In making its pre-approval determination, the Audit Committee is required to consider whether providing the non-audit services are compatible with maintaining the accounting firm’s independence.

THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT ACCOUNTING FIRM FOR 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal 2007, except that Mr. Patrick J. Ferguson filed one late Form 4 on October 26, 2007, which was one day late, with respect to a sale of Theragenics common stock under his 10b5-1 trading plan. In addition, the surrender of 625 shares by Mr. Ferguson to pay payroll taxes related to the delivery of performance restricted stock units on January 29, 2007 was inadvertently not reported on a Form 4. Such transaction was reported by Mr. Ferguson on a Form 5 dated February 14, 2008 as soon as the omission was discovered.

RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions.

The Company has adopted a written Related Party Policy, which provides procedures for the review, approval or ratification of certain transactions that require reporting under the applicable rules of the Securities and Exchange Commission (“Interested Transactions”). Interested Transactions include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A Related Party is (a) any person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) a greater than 5 percent beneficial owner of the Company’s common stock, or (c) any immediate family member of any of the foregoing. The Related Party Policy is in addition to, and does not replace, the Code of Conduct applicable to all employees, officers and directors, or the Code of Ethics for Chief Executive Officer and Senior Financial Officers.

The Audit Committee of the Board of Directors is responsible for reviewing the material facts of all Interested Transactions and approving and ratifying Interested Transactions. In connection with its review, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

The Audit Committee has reviewed certain types of Interested Transactions and determined that each of the following are deemed to be pre-approved by the Audit Committee: employment and compensation of executive officers, director compensation, any transaction with another company at which a Related Person’s only interest is as an employee and the transaction does not involve more than $250,000, certain Company charitable contributions not to exceed $250,000 or 2% of the charitable organizations’ total annual receipts, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions, and certain banking related services.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.

CP Medical leases production, warehouse and office space from an entity controlled by the former owner of CP Medical, Mr. Ferguson, who is currently the President of the Company’s CP Medical subsidiary and a stockholder of Theragenics. Monthly payments of approximately $17,000 are due under this lease through April 2010.

STOCKHOLDER PROPOSALS

Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company’s 2009 proxy material, a stockholder’s proposal must be received not later than December 1, 2008 at Theragenics Corporation offices, 5203 Bristol Industrial Way, Buford, Georgia 30518, ATTN: Corporate Secretary.

In addition, Theragenics’ By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must state the stockholder’s name, address, number and class of shares of Theragenics stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee’s business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics if elected.

MISCELLANEOUS

The Company’s website address is “http://www.theragenics.com.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through its website by clicking on the “Investor Relations” page and selecting “SEC Filings.” These reports will be available as soon as reasonably practicable after such material has been electronically filed with, or furnished to, the SEC. These reports are also available through the SEC’s website at “http://www.sec.gov.” The information on these websites and the information contained therein or connected thereto are not intended to be incorporated by reference into this proxy statement.

The Company will furnish without charge a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2007, including the consolidated financial statements, to any record or beneficial owner of its common stock as of March 17, 2008, who requests a copy of such report. Any request for the 10-K report should be in writing addressed to: Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518. If the person requesting the report was not a stockholder of record on March 17, 2008, the request must include a representation that such person was a beneficial owner of common stock of the Company on that date. Copies of any exhibits to the Form 10-K will be furnished on request and upon payment of the Company’s expenses in furnishing such exhibits.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia
March 31, 2008

Theragenics Corporation

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼
------------------------------------------------------------------------------------------------------------------------------------------------
A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
 1. Election of Directors:            For       Withhold
 01 - John V. Herndon     ☐ ☐
                                                 For       Withhold
 02 - Peter A.A. Saunders     ☐ ☐

		For	Against	Abstain
2.	To ratify the appointment of Dixon Hughes PLLC as independent auditor.	☐	☐	☐	3.	In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	0 1 6 8 5 6 2

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------

PROXY / VOTING INSTRUCTION CARD — Theragenics Corporation

This Proxy is Solicited on Behalf of The Board of Directors
Annual Meeting of the Stockholders — May 15, 2008

The undersigned hereby appoints Mr. Francis J. Tarallo or Mr. Bruce W. Smith, or either of them (the “Proxies”), as the undersigned’s Proxy or Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on May 15, 2008, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF JOHN V. HERNDON AND PETER A.A. SAUNDERS AND TO RATIFY THE APPOINTMENT OF DIXON HUGHES PLLC AS INDEPENDENT AUDITOR.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.